UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 23, 2016 the Company issued a press release announcing unblinded data, received from the University of Illinois at Chicago, regarding the Phase 2B PACE (Pharmacotherapy of Apnea by Cannabimimetic Enhancement) trial. That press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The PACE trial was conducted by the University of Illinois at Chicago and Northwestern University. This was a six week, placebo-controlled Phase 2B clinical trial investigating the effects of dronabinol in patients with moderate to severe obstructive sleep apnea. The Company has licensed from the University of Illinois certain patent rights pertaining to the use of cannabinoids, including dronabinol, for the treatment of sleep-related breathing disorders such as obstructive sleep apnea. The Company did not manage or fund this clinical trial, which was fully funded by grant number 5UM1HL112856 from the National Heart, Lung and Blood Institute of the National Institutes of Health (“NIH”) and was managed by University of Illinois at Chicago researchers.

On November 1, 2016, the Company filed a Current Report on Form 8-K attaching the Final Progress Report (the “Project Report”) to the NIH, which contained blinded data for the PACE trial. The Project Report indicated that the principal investigators anticipated submitting an abstract for presentation at the Sleep 2017 international conference of the Associated Professional Sleep Societies, as well as a peer-review manuscript detailing the findings in the winter of 2017.

The Company is providing the press release, to update investors and shareholders with respect to the information available on this Phase 2B clinical trial, which the Company has discussed in its periodic filings with the Securities and Exchange Commission, including its most recently filed Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits furnished as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2016	RESPIRERX PHARMACEUTICALS INC. (Registrant)

	By:	/s/ James S. Manuso
James S. Manuso President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated December 23, 2016